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                                                                    EXHIBIT 10.6

                                    SUMMARY

     Loan Agreement Between Wilfried Beeck and Intershop Communications AG

Parties                  Wilfried Beeck and Intershop Communications,AG

Loan Amount              Up to Euro 7,000,000 by Mr. Beeck to INTERSHOP
                         Communications AG.

Purpose Working capital credit ("Betriebsmittelkredit") in form of an overdraft credit without earmarking for a specific purpose.

Interest Rate            6% per year.

Delivery of Funds        The amount has to be transferred in total or partly
                         upon request by the borrower to its account at Commerzbank Jena (Germany) within five (5) business days (overdraft credit).

Collateral               Assignment of all current, open claims of Intershop
                         Communications AG and all of its affiliated companies except Intershop Communications Inc.

Termination              Three months' notice without cause, or immediately with
                         cause (e.g., the delay of interest repayments, special breach of contract, making of false statements with respect to the granting or the continued granting of the loan, opening of certain proceedings related to the borrower's bankruptcy, or final suspension of payments)

Repayment                The loan is due in total on the day on which the
                         agreement has been terminated. The borrower can repay the loan in total or in installments at any time.

Governing Law            The laws of the Federal Republic of Germany.